UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2008

CombiMatrix Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33523	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6500 Harbour Heights Parkway, Suite 303
Mukilteo, Washington 98275

(Address of principal executive offices, including zip code)

(425) 493-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

On May 14, 2008, CombiMatrix Corporation (the “Company”) issued a press release announcing its financial results for the three-months ended March 31, 2008.  A copy of that release is furnished as Exhibit 99.1 to this report.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 9, 2008, pursuant to a loan management account agreement (“LMA”) with Merrill Lynch Bank USA, the Company borrowed $807,500, secured by its holdings in auction rate securities (“ARS”).  The LMA is similar to a revolving line of credit borrowing facility.  The LMA provides that the Company is to pay monthly interest-only payments at an annual, variable rate of 1% plus the 30-day LIBOR rate.  The total amount available under the LMA ranges from 50% to 92% of investments pledged as collateral, based upon the amount and security type, up to a maximum amount of $2.8 million.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits.

99.1  Press Release dated May 14, 2008 of the Registrant.

99.2  Loan Management Account Agreement between the Registrant and Merrill Lynch Bank, USA.

The information referenced in Item 2.02 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION

Dated:	May 14, 2008	By:	/s/ Scott Burell
Scott Burell, Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated May 14, 2008, of the Registrant.
99.2	Loan Management Account Agreement between the Registrant and Merrill Lynch Bank, USA.